Exhibit 10.4

Universal Biosensors Inc.

Employee Share Plan

Plan Rules

1.	Introduction

This Plan sets outs the rules under which Eligible Persons may, at the invitation of the Company, acquire Shares in the Company.

2.	Definitions and Interpretation

2.1	In these rules, unless the contrary intention appears, the following terms have the following meanings:

ASX means ASX Limited ABN 98 008 624 691

Board means the board of directors of the Company or any relevant committee of that board (as applicable);

Business Day means any day except Saturday or Sunday or other public holiday in the State of Victoria, Australia;

Company means Universal Biosensors Inc.;

Eligible Person means any person considered by the Board to be employed by the Company or any other entity in the Group on a permanent basis (whether full time, part time or on a long term casual basis) and includes all executive and non-executive directors of the Company or any other person determined by the Board to be an employee for the purposes of this Plan;

Exchange Act means the Securities Exchange Act 1934 as amended from time to time;

Exemption Conditions means the conditions set out in section 83A-35 of the Tax Act, as amended from time to time.

Group means the group of related or associated companies of which the Company is the holding company and includes any entity designated by the Board to be a member of the Group (even though not a subsidiary of the Company);

Holding Lock means a mechanism arranged or approved by the Remuneration Committee and administered by the Company that prevents Shares being transferred or otherwise disposed of by a Participant during the Restriction Period so as to ensure the Exemption Conditions are satisfied.

Listed means that the Company is admitted to the official list of, or otherwise quoted on, a securities exchange;

Listing Rules means the listing rules of a securities exchange on which the Company is Listed;

Participant means an Eligible Person who accepts and offer and holds Shares issued pursuant to this Plan;

Plan means this Employee Share Plan;

Remuneration Committee means the remuneration committee of the Company;

Restricted Shares has the meaning given to that term in clause 14.

Rules means the rules of this Plan;

Securities Act means the Securities Act of 1933 as amended from time to time;

Security Interest means a mortgage, charge, pledge, lien, encumbrance or other third party interest;

Share means a fully paid share of common stock in the capital of the Company.

Tax includes any tax, levy, impost, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

Tax Act means the Income Tax Assessment Act 1997 (Cth) as amended.

2.2	In these rules, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa;

(b)

a reference to the whole or part of any legislation includes any amendment, consolidation or re-enactment of the legislation or any legislative provision substituted for the legislation and references to specific provisions includes references to successor provisions in any substituted legislation; and

(c)	headings are inserted for convenience only and do not affect construction or interpretation of these rules.

3.	Commencement of the Plan

This Plan takes effect on and from the date determined by the Board.

4.	Rules

The Plan shall operate in accordance with these Rules which bind the Company and each other company in the Group, and each Eligible Person and/or Participant.

5.	Compliance

5.1	No offer may be made to an Eligible Person and no Shares may be issued or transferred under the Plan if to do so would contravene any applicable laws, regulations, the Listing Rules or these Rules.

5.2	If and to the extent applicable at any time, the issue of Shares under this Plan or to a particular Eligible Persons is subject to receipt of any necessary shareholder or other approvals under:

(a)	the Securities Act or any other law applicable to the Company; and

(b)	if the Company is Listed, the applicable Listing Rules.

5.3

The Plan (in respect of both its terms and operation) and Shares issued to or acquired by Eligible Employees under the Plan shall satisfy the Exemption Conditions so as to permit the application of sub-sections 83A-35(1) and (2) of the Tax Act to Participants (or applicable successor provisions).

6.	Maximum Number of Shares

6.1	The Company must not issue Shares under the Plan if the number of Shares the subject of an offer when aggregated with:

(a)

the number of Shares which would be issued if each outstanding offer or invitation or option to acquire unissued Shares, being an offer made or option acquired pursuant to an employee share scheme extended only to employees or directors of the Group (including associated bodies corporate of the Company), accepted or exercised (as the case may be); and

(b)

the number of Shares issued during the previous 5 years pursuant to the Plan or any other employee share scheme extended only to employees or directors of the Group (and of associated bodies corporate of the Company), but disregarding any offer made, or option acquired or Share issued by way of or as a result of:

(c)	an offer to a person situated at the time of receipt of the offer outside Australia;

(d)	an offer that did not need disclosure to investors because of section 708 of the Corporations Act;

(e)	an offer that did not require the giving of a Product Disclosure Statement (as defined in the Corporations Act) because of section 1012D of the Corporations Act; or

(f)	an offer made under a disclosure document or Product Disclosure Statement (as defined in the Corporations Act 2001, would exceed 5% of the total number of Shares on issue at the time of Offer.

6.2	The maximum number of Shares that may be granted to Participants under this Plan from time to time is also limited to such number as:

(a)	is consistent with the by-laws, certificate of incorporation or other constituent documentation of the Company (as applicable);

(b)	is consistent with any regulatory constraints under the Securities Act or any other law applicable to the Company;

(c)	if the Company is Listed, is consistent with any applicable Listing Rules; and

(d)	is determined by the Board from time to time having regard to the limitation set out in subclauses (a) to (c) inclusive.

7.	Eligibility

7.1	Unless the Remuneration Committee determines otherwise, Shares may be issued or transferred to a person to an offer of Shares under this Plan only if at both:

(a)	the date of the offer; and

(b)

the date that the Shares are intended to be issued or transferred to the Eligible Person or Participant for the purposes of the offer, the person is an Eligible Person and that person satisfies such other criteria the Board may from time to time decide for participation in the Plan.

7.2

Subject to complying with section 83A-35 of the Tax Act , the Company reserves the right to refuse participation in the Plan in whole or in part for any particular individual or group of individuals, even if eligibility criteria has been satisfied for participation.

8.	Invitation

8.1

Subject to these Rules and the Tax Act, the Remuneration Committee may from time to time issue offers on behalf of the Company to such Eligible Employees and existing Participants as are determined by the Remuneration Committee to participate in the Plan.

8.2	Subject to complying with Section 83A-35 of the Tax Act, each offer will:

(a)	be made in the manner and form determined by the Remuneration Committee from time to time; and

(b)	specify such matters as the Remuneration Committee determines are applicable, including without limitation:

(1)	the specified number or value of Shares being offered; and

(2)	any conditions or restrictions that the Remuneration Committee may determine attached to the offer.

8.3

An offer under the Plan is personal to the Eligible Person or Participant (as the case may be) to whom it is made and, accordingly, the offer may only be accepted by, and Shares may be provided only to, the Eligible Person or Participant to whom the offer is made.

9.	Acceptance

9.1	The method and form of acceptance of an offer will be determined by the Remuneration Committee from time to time.

9.2	On acceptance of an offer in accordance with the requirements determined under clause 9.1, the Eligible Person or existing Participant (as the case may be) will be taken to have:

(a)	agreed to become a member of the Company and be bound by the constituent documents of the Company, including the Company’s by-laws and certificate of incorporation;

(b)	agreed to become a Participant and be bound by these Rules; and

(c)	irrevocably subscribe for Shares under the Plan in accordance with the terms of the offer and the acceptance form accompanying the offer.

10.	Acceptance of Shares

10.1	The acceptance form of an Eligible Person or existing Participant, is subject to acceptance by the Remuneration Committee in accordance with clause 10.4.

10.2

Upon acceptance by the Remuneration Committee of a duly completed and signed acceptance form, the Company must, in accordance with the terms of the offer, issue to the Eligible Person or Participant, or arrange the transfer to the Eligible Person or Participant of, the number of Shares that the Eligible Person or Participant validly offers to acquire.

10.3	The number of Shares to be registered in any Participant's name will be the number set out in the offer and as accepted by an Eligible Person or Participant in an acceptance form.

10.4

Unless provided for otherwise in an offer, the Remuneration Committee will be deemed to have accepted an Eligible Person's or Participant's acceptance form when it has registered the relevant Shares in the name of the Eligible Person or Participant. Nothing in any offer or acceptance form, or in these Rules, will be taken to confer on any Eligible Person or Participant any right or title to or interest in, any Shares until the Shares are so issued, allotted and registered.

10.5

The Company will give notice, or cause notice to be given, to a Participant (or any person authorised to receive such notice on the Participant's behalf), in accordance with the Listing Rules, of the registration in the Participant's name of Shares acquired for the Participant under the Plan.

11.	Acquisition of Shares

11.1	Shares may be acquired for registration in the name of a Participant:

(a)	by way of an allotment and issue of Shares by the Company;

(b)	by the Company purchasing Shares in the ordinary course of trading or otherwise on the ASX; or

(c)	by the Company purchasing Shares by off-market purchases.

11.2	The Company may:

(a)	issue or transfer Shares to Participants for no consideration; or

(b)	require the Eligible Person to pay application money for or on account of Shares to be acquired under the Plan.

11.3	The Company is authorised, but not required, to bear all brokerage, commission, stamp duty or other transaction costs and expenses payable in connection with the acquisition of Shares under the Plan.

12.	Rights attaching to Shares

12.1	Shares allotted or transferred under the Plan shall:

(a)	be fully paid;

(b)	rank equally with all other existing shares of common stock on issue; and

(c)	be subject to any restrictions of conditions as determined by the Remuneration Committee or otherwise by this Plan.

12.2	A Participant:

(a)	is entitled to receive any dividend paid on Shares registered in the Participant's name;

(b)	may exercise any voting rights attaching to those Shares, or may appoint a proxy to represent and vote for him or her, at any meeting of the members of the Company; and

(c)	participate in all rights issues, bonus share issues, which have a record date for determining entitlements on or after the date of issue or registration of those Shares.

13.	Quotation of Shares

The Company shall apply to ASX for official quotation of any new Shares issued under or for the purposes of the Plan.

14.	Restrictions on Shares

14.1

A Participant must not transfer, sell or otherwise dispose of, or grant (or purport to grant) any Security Interest in or over or otherwise dispose of or deal with (or purport to otherwise dispose of or deal with) any Shares acquired under the Plan while they are Restricted Shares. The Company may refuse to acknowledge, deal with, accept or register any disposal or purported disposal, of any or all of the Restricted Shares.

14.2	Shares granted under this plan will be considered Restricted Shares from the date the Shares are registered in the name of the Participant until the earlier of:

(a)

the date three years after the relevant date the Shares are registered in the name of the Participant or such other date as may be determined by the Remuneration Committee in its discretion so as to satisfy the Exemption Conditions; or

(b)	the day after the date on which the Participant ceases or first ceases to be employed by a body corporate in the Group.

14.3

A Holding Lock may be applied by the Company to Restricted Shares and maintained for the duration of the period that those Shares are Restricted Shares. A Participant must not request the removal of the Holding Lock (or permit or authorise another person to do so).

14.4

The Company shall be entitled to prescribe, take and enforce such action, steps or arrangements as it considers necessary, desirable or appropriate to enforce or give further effect to the provisions of this clause in order to ensure that the Exemption Conditions and these Rules are satisfied.

14.5	After the Shares cease to be Restricted Shares:

(a)	a Participant shall be entitled to submit a request to the Company for the Shares to be released from the Plan; and

(b)	the Remuneration Committee shall be entitled at any time to release the Shares from the Plan notwithstanding that the Participant may not have requested that the Shares be released.

15.	Takeovers

Notwithstanding clause 14, if a takeover bid is made or other formal scheme is proposed for the acquisition of some or all of the shares in the capital of the Company, a Participant may, if:

(a)	acceptance of the bid or scheme is recommended by the Directors; and

(b)

the Directors resolve to end the restriction on sale of the Shares under the Plan for the purpose of transfer to the bidder, accept on such terms the Participant decides in respect of some or all of the Shares registered in his or her name.

16.	Plan and Option Amendments

16.1	The rights attaching to the Shares may be amended by the Board subject to receipt of any necessary shareholder or other approval under:

(a)	the Securities Act or any other law applicable to the Company; and

(b)	if the Company is Listed, the applicable Listing Rules.

16.2

If the Company is Listed and the provisions of this Plan or the terms of issue of the Shares are inconsistent with the Listing Rules, then the Listing Rules prevail to the extent of any inconsistency and the terms of the Shares will be deemed modified accordingly without further action by the Company, the Board or the holder of the Share being necessary.

16.3

Without limiting the generality of clause 16.2, it is a term of each Share that, if the Company is Listed, the rights of the Participant who holds the Shares are deemed modified from time to time as necessary to ensure the terms of the Shares comply with the Listing Rules generally and in particular (but without limitation) as those rules apply to reorganisations of capital at the time of any re-organisation of the Company's capital, in each case despite any inconsistent provision in the terms of this Plan.

16.4

Subject to clause 16.1 to 16.3 (inclusive) and, if the Company is Listed, to receipt of any necessary approvals under the Listing Rules, the terms of this Plan may be amended by the Board but without prejudice to the existing or accrued rights of Participants before any amendments are made.

16.5

If the Company becomes subject to section 16 of the Exchange Act, this Plan shall be administered in accordance with rule 16b-3 promulgated under the Exchange Act, or any successor rule. Unless the Board determines otherwise in a specific case, Shares granted to persons subject to section 16(b) of the Exchange Act must comply with rule 16b-3 of the Exchange Act and shall contain such additional conditions or restrictions as may be required there under to qualify for the maximum exemption from section 16 with respect to Plan transactions. In addition to the extent necessary and desirable to comply with rule 16b-3 of the Exchange Act or with section 422 of the Internal Revenue Code (or any other applicable law or regulation, including the requirements of an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

17.	Administration of the Plan

17.1	This Plan will be administered by the Remuneration Committee. The Remuneration Committee will have power to:

(a)	administer the Plan in accordance with these Rules as and to the extent provided in these Rules;

(b)	delegate to any persons for such period and on such terms as it sees fit, the exercise of any of its powers or discretions under this Plan;

(c)	determine appropriate procedures for administration of this Plan consistent with these Rules, including approving the form and content of forms and notices to be issued under this Plan;

(d)	resolve conclusively all questions of fact, construction, interpretation or ambiguity in connection with the terms or operation of this Plan and the terms of Shares acquired under this Plan;

(e)	subject to the Listing Rules, amend, add to or waive any condition under the Plan or any restriction or other condition relating to any Shares allotted under the Plan;

(f)	take and rely upon independent professional or expert advice in or in relation to the exercise of any of their powers or discretions under these Rules; and

(g)	make regulations for the operation of the Plan which are not inconsistent with these Rules.

17.2

Where these Rules provide for a determination, decision, approval or opinion of the Plan Committee or Board, such determination, decision, approval or opinion may be made or given by the Plan Committee or Board (as applicable) in its absolute discretion.

17.3

Any power or discretion which is conferred on the Plan Committee or Board by these Rules may be exercised by the Plan Committee or Board (as applicable) in the interests or for the benefit of the Company and the Plan Committee or Board is not, in exercising any such power or discretion, under any fiduciary or other obligation to any other person.

18.	Amendments

18.1

Subject to complying with Section 83A-35 of the Tax Act, the Board may at any time amend any of these Rules, or waive or modify the application of any of these Rules in relation to any Eligible Employee or Participant.

18.2

The Board must not make an amendment under clause 18.1 which would adversely affect the rights of Participants who have been issued Shares under the Plan without first obtaining the consent of Participants who collectively hold 75% of the Shares affected by the amendment.

18.3

The Board may adopt additions, variations or modifications to the Rules applicable in any jurisdiction outside Australia under which Shares allocated under the Plan may be subject to additional or modified terms, having regard to any securities, exchange control or taxation laws or regulations or similar factors which may apply to the Participant or to the employer of the Participant in relation to the Shares. Any additional rule must conform to the basic principles of the Plan.

19.	Duties and Taxes

19.1	The Company:

(a)	is not responsible for any duties or taxes which are or may become payable on the transfer, allotment or issue of Shares under the Plan or any other dealing with the Shares; and

(b)	may make any withholding or payment which it is required by law to make in connection with the Plan or the Shares.

20.	Rights of Participants

20.1	The rights and obligations of a Participant under the terms of his or her employment by a company in the Group are not affected by his or her participation in the Plan. The Rules:

(a)	do not confer on any Employee the right to be offered any Shares;

(b)	do not confer on any Participant the right to continue as an Employee;

(c)	do not affect any rights which the Company or its Subsidiaries may have to terminate the employment of any Eligible Employee or Participant; and

(d)	may not be used to increase damages in any action brought against the Company or its Subsidiaries in respect of that termination.

20.2	These Rules do not form part of, and will not be incorporated into, any contract of engagement or employment between a Participant and his or her employer.

20.3

No Participant has any right to compensation or damages as a result of the termination of his or her employment by a company in the Group for any reason, so far as those rights arise or may arise from the Participant ceasing to have rights under the Plan as a result of the termination.

21.	Notices

21.1	Service of all documents required by this Plan shall be deemed to be affected if the Company sends the document by post to the last address or facsimile number of the Participant known to the Company.

21.2

A communication sent by post is deemed to be received on the third Business Day after posting. A communication sent by facsimile is deemed to be received at the time shown on the sender’s transmission report, if it shows that the transmission was successful.

22.	Termination of the Plan

This Plan may be terminated at any time by resolution of the Board. Termination of this Plan will be without prejudice to the rights of Participants in respect of Shares outstanding at the date of termination.

23.	Governing Law

The terms of this Plan are governed by the laws of NSW, Australia.

Universal Biosensors Inc. Employee Share Plan Plan Rules